Exhibit 10-7

SECOND AMENDMENT
TO REIMBURSEMENT AGREEMENT

THIS SECOND AMENDMENT TO REIMBURSEMENT AGREEMENT (this “Amendment”) is dated as of August 11, 2011 and is entered into by and among PIVOTAL UTILITY HOLDINGS, INC., a New Jersey corporation (the “Applicant’’), AGL RESOURCES INC., a Georgia corporation  (the “Guarantor’’), and JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan”), as the Issuing Bank and the Administrative Agent (the “Issuing Bank” and the “Administrative Agent”, respectively), acting with the consent of the Required Banks, and is made with reference to that certain REIMBURSEMENT AGREEMENT dated as of October 14, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Reimbursement Agreement”) by and among the Applicant, the Guarantor, the Banks party thereto, the Issuing Bank and the Administrative Agent referencing the $54,600,000 New Jersey Economic Development Authority Gas Facilities Refunding Revenue Bonds (Pivotal Utility Holdings, Inc. Project) Series 2007 (AMT).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Reimbursement Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, Guarantor has entered into an Agreement and Plan of Merger, dated as of December 6, 2010 (the “Acquisition Agreement”), among Guarantor, Apollo Acquisition Corp., an Illinois corporation and a wholly-owned Subsidiary of Guarantor (“Merger Sub”), Ottawa Acquisition LLC, an Illinois limited liability company and a wholly-owned Subsidiary of Guarantor (“Merger LLC”), and Nicor Inc., an Illinois corporation (“Nicor”);

WHEREAS, pursuant to the Acquisition Agreement, Merger Sub will merge with and into Nicor and immediately thereafter the surviving corporation thereof will merge with and into Merger LLC (such consecutive mergers, the “Nicor Merger”);

WHEREAS, pursuant to the First Amendment to the Reimbursement Agreement, certain provisions were amended in connection with the Nicor Merger;

WHEREAS, the Credit Parties have informed the Issuing Bank, the Banks and the Administrative Agent that the Applicant intends to issue private placement notes to finance, in part, the purchase price of the Nicor Merger;

WHEREAS, in connection therewith, the Credit Parties have requested that the Required Banks agree to amend certain provisions of the Reimbursement Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Required Banks are willing to agree to such amendment relating to the Reimbursement Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO REIMBURSEMENT AGREEMENT

1.1	Amendments to Section 1.1 (Definitions).

Section 1.1 of the Reimbursement Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Note Purchase Agreement”: that certain Note Purchase Agreement, anticipated to be entered into on or about August 2011, among AGL Capital Corporation, the Guarantor and the respective purchasers named therein pursuant to which AGL Capital Corporation will issue the Private Placement Notes.

“Private Placement Notes”: the senior notes to be issued pursuant to, and governed by, the Note Purchase Agreement.

1.2	Amendment to Section 5.9.

Section 5.9 of the Reimbursement Agreement is hereby amended by replacing the phrase “and the Applicant” with the following phrase “, the Applicant and after the Nicor Merger, Northern Illinois Gas Company.”

1.3	Amendment to Schedule 6.8.

Schedule 6.8 of the Reimbursement Agreement is hereby amended by inserting the following new item 19 immediately following item number 18 thereof:

“19.
Note Purchase Agreement, anticipated to be entered into on or about August 2011, among AGL Capital Corporation, Guarantor and the respective purchasers named therein pursuant to which AGL Capital Corporation will issue the Private Placement Notes.”

SECTION II.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Credit Parties and (ii) consent and authorization from the Required Banks to execute this Amendment on their behalf.

B. Fees and Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable hereunder or under any other Credit Document on or prior to the Second Amendment Effective Date to the extent invoiced in reasonable detail, including, without limitation, reimbursement or other payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Applicant under Section 9.3(c) of the Reimbursement Agreement.

C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D. Other Documents.  The Administrative Agent and the Banks shall have received such other documents, information or agreements regarding the Credit Parties as the Administrative Agent may reasonably request.

SECTION III.	REPRESENTATIONS AND WARRANTIES

In order to induce the Banks to enter into this Amendment and to amend the Reimbursement Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Bank that the following statements are true and correct in all material respects:

A. Corporate Power and Authority.  Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Reimbursement Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict.  The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Guarantor or the Applicant or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of the Banks), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Applicant and Guarantor of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Reimbursement Agreement. The representations and warranties contained in Article 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

H. Release of Claims.  No Credit Party has any knowledge of any claims, counterclaims, offsets or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the execution of this Amendment.

I. Merger Agreement.  The Acquisition Agreement has not been amended, restated, supplemented or otherwise modified since the First Amendment Effective Date, and no agreement or other document has replaced or superseded the Acquisition Agreement with respect to the Nicor Merger.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT

Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Reimbursement Agreement and this Amendment and consents to the amendment of the Reimbursement Agreement effected pursuant to this Amendment.  Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, Guarantor is not required by the terms of the Reimbursement Agreement or any other Credit Document to consent to the amendments to the Reimbursement Agreement effected pursuant to this Amendment and (ii) nothing in the Reimbursement Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of Guarantor to any future amendments to the Reimbursement Agreement.

SECTION V.	MISCELLANEOUS

A. Reference to and Effect on the Reimbursement Agreement and the Other Credit Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Reimbursement Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Reimbursement Agreement, and each reference in the other Credit Documents to the “Reimbursement Agreement”, “thereunder”, “thereof” or words of like import referring to the Reimbursement Agreement shall mean and be a reference to the Reimbursement  Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Reimbursement Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Administrative Agent or Bank under, the Reimbursement Agreement or any of the other Credit Documents.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES).

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

APPLICANT:	PIVOTAL UTILITY HOLDINGS, INC.

By:  /s/Andrew W. Evans
Name: Andrew W. Evans
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Reimbursement Agreement in connection with
$54,600,000 New Jersey Economic Development Authority Gas Facilities Refunding Revenue Bonds
(Pivotal Utility Holdings, Inc. Project) Series 2007 (AMT)]

GUARANTOR:	AGL RESOURCES INC.

By:  /s/Andrew W. Evans
Name: Andrew W. Evans
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Second Amendment to Reimbursement Agreement in connection with
$54,600,000 New Jersey Economic Development Authority Gas Facilities Refunding Revenue Bonds
(Pivotal Utility Holdings, Inc. Project) Series 2007 (AMT)]

ISSUING BANK &
ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

By:          /s/Nancy R. Barwig
Name: Nancy R. Barwig
Title:   Credit Executive

[Signature Page to Second Amendment to Reimbursement Agreement in connection with
$54,600,000 New Jersey Economic Development Authority Gas Facilities Refunding Revenue Bonds
(Pivotal Utility Holdings, Inc. Project) Series 2007 (AMT)]